UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 3, 2016

PCM, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

1940 E. Mariposa Ave.

El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of PCM, Inc. (the “Company”) reinstated the base salary of Frank F. Khulusi, the Company’s Chief Executive Officer, to its prior annual rate of $833,000, effective from May 3, 2016. In December 2014, Mr. Khulusi’s base salary was reduced at his request from $833,000 to $583,000. The Compensation Committee determined to reinstate Mr. Khulusi’s previous base salary level after considering the Company’s larger scale, performance and resources.

The Committee also approved a supplemental cash bonus incentive for Jay Miley, the Company’s President, of up to $100,000 for the 2016 fiscal year, with performance targets to be based on SG&A expenditure reductions in amounts to be determined by the Committee and the Chief Executive Officer.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCM, INC.
(Registrant)

Date: May 6, 2016	By:	/s/ Robert I. Newton
Robert I. Newton
Executive Vice President and Chief Legal Officer

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